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As filed with the Securities and Exchange Commission on November 5, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	3663 (Primary Standard Industrial Classification Code Number)	95-3685934 (I.R.S. Employer Identification Number)

5775 Morehouse Drive
San Diego, California 92121-1714
(858) 587-1121
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Donald J. Rosenberg
Executive Vice President, General Counsel and Corporate Secretary
5775 Morehouse Drive
San Diego, California 92121-1714
(858) 587-1121
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

D. Scott Bennett
Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, New York 10019
(212) 474-1132

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

           If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

           Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

1.300% Notes due 2028	$961,427,000.00	100%	$961,427,000.00	$104,891.69

1.650% Notes due 2032	$1,245,206,000.00	100%	$1,245,206,000.00	$135,851.97

Total	$2,206,633,000.00	N/A	$2,206,633,000.00	$240,743.66

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended (the "Securities Act").

(2)
Calculated in accordance with Rule 457(f) under the Securities Act.

           The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not exchange these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 5, 2020

PRELIMINARY PROSPECTUS

QUALCOMM Incorporated
OFFER TO EXCHANGE

         This is an offer by QUALCOMM Incorporated (the "Company") to exchange up to $961,427,000 aggregate principal amount of its 1.300% Notes due 2028 (the "2028 Restricted Notes") and $1,245,206,000 aggregate principal amount of its 1.650% Notes due 2032 (the "2032 Restricted Notes" and, together with the 2028 Restricted Notes, the "Restricted Notes") that were issued pursuant to a private offering on August 14, 2020, for a like aggregate principal amount of 1.300% Notes due 2028 (the "2028 Exchange Notes") and 1.650% Notes due 2032 (the "2032 Exchange Notes" and, together with the 2028 Exchange Notes, the "Exchange Notes"), respectively, in a transaction registered under the Securities Act of 1933, as amended (the "Securities Act") (the "Exchange Offer").

         The Exchange Offer is subject to customary closing conditions and will expire at 5:00 p.m., New York City time, on                                    , 2020, unless we extend the Exchange Offer.

         Material terms of the Exchange Offer:

  •
  We will exchange equal principal amounts of 2028 Exchange Notes and 2032 Exchange Notes for all outstanding 2028 Restricted Notes and 2032 Restricted Notes, respectively, that are validly tendered and not validly withdrawn prior to the expiration or termination of the Exchange Offer.

  •
  You may withdraw tenders of the Restricted Notes at any time prior to the expiration or termination of the Exchange Offer.

  •
  The terms of the Exchange Notes are identical in all material respects to those of the outstanding Restricted Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Restricted Notes do not apply to the Exchange Notes.

  •
  The exchange of the Restricted Notes for the Exchange Notes will not be a taxable transaction for United States federal income tax purposes, but you should read the discussion under the caption "Material U.S. Federal Income Tax Consequences" for more information.

  •
  We will not receive any proceeds from the Exchange Offer.

  •
  We issued the Restricted Notes in a transaction not requiring registration under the Securities Act and, as a result, their transfer is restricted. Pursuant to a registration rights agreement dated August 14, 2020 (the "Registration Rights Agreement"), we are making the Exchange Offer to satisfy your registration rights as a holder of the Restricted Notes.

         The Exchange Notes will be direct, unsecured and unsubordinated obligations of the Company and will rank equally with all our other existing and future unsecured and unsubordinated obligations. The Exchange Notes will be effectively subordinated to all our secured debt. For a more detailed description of the Exchange Notes, see "Description of the Exchange Notes."

         The Exchange Notes, together with any Restricted Notes that are not exchanged in the Exchange Offer, will both be governed by the Indenture (as defined in "Description of the Exchange Offer"), constitute the same class of debt securities for the purposes of the Indenture and vote together on all matters.

         Each broker-dealer that receives the Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Exchange Notes received in exchange for the Restricted Notes where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Under the Registration Rights Agreement, we have agreed that, for a period of 90 days after the Expiration Date (as defined below), we will make this prospectus available to any participating broker-dealer for use in connection with any such resale. See "Plan of Distribution."

         All untendered Restricted Notes will continue to be subject to the restrictions on transfer set forth in the outstanding Restricted Notes and in the Indenture. In general, the Restricted Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and other applicable securities laws. Other than in connection with the Exchange Offer, we do not currently anticipate that we will register the Restricted Notes under the Securities Act.

         There is no established trading market for the Exchange Notes. We do not plan to list the Exchange Notes on any securities exchange or any automated dealer quotation system.

         See "Risk Factors" beginning on page 17 for a discussion of risks you should consider prior to tendering your outstanding Restricted Notes for exchange.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2020.

        We have not authorized any person to provide any information or to make any representation other than the information contained or incorporated by reference in this prospectus, and if any person provides any of this information or makes any representation of this kind, that information or representation must not be relied upon as having been authorized by us. If you receive any other information, you should not rely on it. We are not making the Exchange Offer to, nor will we accept surrenders for exchange from, holders of outstanding Restricted Notes in any jurisdiction in which the applicable Exchange Offer would not be in compliance with the securities or blue sky laws of such jurisdiction or where it is otherwise unlawful. This prospectus may only be used where it is legal to sell these securities. You should assume that the information contained in this prospectus is accurate only as of its date, and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

        QUALCOMM Incorporated is a Delaware corporation. The mailing address of our principal executive offices is 5775 Morehouse Drive, San Diego, California 92121-1714, and our telephone number at that location is (858) 587-1121.

        Unless otherwise indicated, when used in this prospectus, the terms "Qualcomm," "we," "our," "ours," "us" and the "Company" refer to QUALCOMM Incorporated, whose shares of common stock are publicly traded on the NASDAQ Global Select Market under the symbol "QCOM," and its subsidiaries.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        In addition to historical information, this prospectus and the information incorporated or deemed to be incorporated herein and therein by reference contain forward-looking statements within the meaning of the Exchange Act, the Securities Act and the Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "may," "will," "would" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this prospectus and the information incorporated or deemed to be incorporated herein and therein by reference. Additionally, statements concerning future matters such as our future business, prospects, results of operations, financial condition or research and development or technology investments; new or enhanced products, services or technologies; emerging industries or business models; design wins or product launches; industry, market or technology trends, dynamics or transitions, such as the transition to 5G; potential impacts of the coronavirus (COVID-19) pandemic, legal or regulatory matters, U.S./China trade or national security tensions, vertical integration by our customers or competition; and other statements regarding matters that are not historical are also forward-looking statements.

        Actual results may differ materially from those referred to in the forward-looking statements for various reasons including the risks we face, which are more fully described under "Risk Factors" in this prospectus and in our Annual Report on Form 10-K for the year ended September 27, 2020, which is incorporated herein by reference. In particular, see the Risk Factor in our Annual Report on Form 10-K for the year ended September 27, 2020 entitled "The recent coronavirus (COVID-19) pandemic has had an adverse effect on our business and results of operations, and we expect its impact will continue, at least in the near term," and note that many of the risks and uncertainties set forth in the other Risk Factors are exacerbated by the COVID-19 pandemic, government and business responses thereto and any further resulting decline in the global business and economic environment, and may be impacted by the extent and speed of the global economic recovery. The following factors, among others, could cause our actual results to differ materially from those described in the forward-looking statements:

  •
  the impact of COVID-19, and government policies and other measures being taken to limit its spread, on business and consumer confidence, on demand for smartphones and other consumer devices sold by our customers or licensees which incorporate our integrated circuit products and/or our intellectual property, and on the global wireless supply chain, transportation and distribution networks, and workforces;

  •
  our customers' and licensees' sales of products and services based on CDMA (Code Division Multiple Access), OFDMA (Orthogonal Frequency Division Multiple Access) and other communications technologies, including 5G, and customer demand for our products based on these technologies;

  •
  competition in an environment of rapid technological change, and our ability to adapt to such change and compete effectively;

  •
  our dependence on a small number of customers and licensees, particularly from their sale of premium tier devices;

  •
  our customers vertically integrating;

  •
  a significant portion of our business being concentrated in China, which is exacerbated by U.S./China trade and national security tensions;

  •
  efforts by some OEMs to avoid paying fair and reasonable royalties for the use of our intellectual property, which may result in legal proceedings and actions of quasi-governmental bodies and standards and industry organizations;

  •
  potential changes in our patent licensing practices, whether due to governmental investigations, private legal proceedings challenging those practices, or otherwise;

  •
  the continued and future success of our licensing programs, which requires us to continue to evolve our patent portfolio and to renew or renegotiate license agreements that are expiring or to cover additional future patents;

  •
  potential adverse rulings in government investigations or proceedings;

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  our dependence on a limited number of third-party suppliers, and the impact of order and shipment uncertainties;

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  risks associated with the operation and control of our manufacturing facilities;

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  our ability to extend our technologies and products into new and expanded product areas and adjacent industry segments or applications beyond mobile;

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  strategic acquisitions, transactions and investments and our ability to consummate planned strategic acquisitions;

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  security breaches of our information technology systems or other misappropriation of our technology, intellectual property or other proprietary or confidential information;

  •
  difficulties in enforcing and protecting our intellectual property rights;

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  claims by third parties that we infringe their intellectual property;

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  our use of open source software;

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  our ability to attract and retain qualified employees;

  •
  failures in our products or in the products of our customers or licensees, including those resulting from security vulnerabilities, defects or errors;

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  the cyclical nature of the semiconductor industry, declines in global, regional or local economic conditions or our stock price and earnings volatility;

  •
  our ability to comply with laws, regulations, policies and standards;

  •
  risks associated with our debt; and

  •
  potential tax liabilities.

        Except as required by law, we undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus. However, readers should carefully review the reports and documents we file or furnish from time to time with the Securities and Exchange Commission (the "SEC"), particularly our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. For information about how to obtain a copy of these reports or other documents that we file with the SEC, see "Where You Can Find More Information" in this prospectus.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC's Internet site at http://www.sec.gov and on our website at http://www.qualcomm.com. The information contained on, or accessible through, our website is not deemed to be incorporated by reference in this prospectus.

        We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the Exchange Offer. This prospectus does not contain all of the information contained in the registration statement and the exhibits to the registration statement. You should refer to the registration statement, including the exhibits, for further information about the Exchange Notes being offered hereby.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We have "incorporated by reference" into this prospectus certain information that we file with the SEC. This means that we can disclose important business, financial and other information that is not included in or delivered with this prospectus by referring you to the documents containing this information.

        We incorporate by reference the documents listed below and all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case other than information deemed to be furnished and not filed (unless we specifically state in such filing that such information is to be considered "filed" under the Exchange Act), on or after the date of this prospectus and prior to the completion or termination of the Exchange Offer made pursuant to this prospectus or for so long as we are obligated to make this prospectus available to broker-dealers for resale as described herein:

  •
  our Annual Report on Form 10-K for the year ended September 27, 2020.

        All information incorporated by reference is deemed to be part of this prospectus except to the extent that the information is updated or superseded by information filed with the SEC after the date the incorporated information was filed or by the information contained in this prospectus. Any information that we subsequently file with the SEC that is incorporated by reference, as described above, will automatically update and supersede as of the date of such filing any previous information that had been part of this prospectus, or that had been incorporated herein by reference.

        You may request a copy of these filings at no cost by writing or contacting us at the following address:

QUALCOMM Incorporated
Attention: Investor Relations
5775 Morehouse Drive
San Diego, CA 92121-1714
Telephone: (858) 587-1121

        In order to ensure timely delivery of the requested documents, requests should be made no later than                        , 2020, which is five business days before the date the Exchange Offer expires.

SUMMARY

        This summary provides an overview of selected information. Because this is only a summary, it may not contain all of the information that may be important to you in understanding the Exchange Offer. You should carefully read this entire prospectus, including the section entitled "Risk Factors," as well as the information incorporated by reference in this prospectus. See the sections of this prospectus entitled "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."

 QUALCOMM Incorporated

        We are a global leader in the development and commercialization of foundational technologies for the wireless industry. Our technologies and products are used in mobile devices and other wireless products, including network equipment, broadband gateway equipment, consumer electronic devices and other connected devices. Our inventions have helped power the growth in smartphones, which have connected billions of people. We are a leader in 3G (third generation), 4G (fourth generation) and 5G (fifth generation) wireless technologies. Our technologies and products are also used in industry segments or applications beyond mobile, including automotive and internet of things (IoT) (which includes connectivity and networking, computing and fixed wireless broadband), among others. We derive revenues principally from sales of integrated circuit products and licensing of our intellectual property, including patents and other rights.

        The foundational technologies we invent help power the modern mobile experience, impacting how the world connects, computes and communicates. We share these inventions broadly through our licensing program, enabling wide ecosystem access to technologies at the core of mobile innovation, and through the sale of our wireless integrated circuit platforms (also known as chips or chipsets) and other products. We collaborate across the ecosystem, including manufacturers, operators, developers, system integrators, cloud providers, governments and industry standards organizations, to enable a global environment to drive continued progress and growth.

        We have a long history of driving innovation. We have played and continue to play a leading role in developing system level inventions that serve as the foundation for 3G, 4G and 5G wireless technologies. This includes the CDMA (Code Division Multiple Access) and OFDMA (Orthogonal Frequency Division Multiple Access) families of technologies, with the latter encompassing LTE (Long Term Evolution) and 5G NR (New Radio), which, along with TDMA (Time Division Multiple Access), are the primary digital technologies currently used to transmit voice or data over radio waves using a public or private cellular wireless network.

        We own significant intellectual property, including patents, patent applications and trade secrets, applicable to products that implement any version of CDMA and/or OFDMA technologies. Companies in the mobile industry generally recognize that any company seeking to develop, manufacture and/or sell devices or infrastructure equipment that use CDMA-based and/or OFDMA-based technologies will require a license or other rights to use our patents. We also develop and commercialize numerous other key technologies used in mobile and other wireless devices, and we own substantial intellectual property related to these technologies. Some of these inventions are contributed to and commercialized as industry standards, such as certain video and audio codecs, Wi-Fi, GPS (Global Positioning System) and Bluetooth. We have also developed other technologies that are used by wireless devices that are not related to industry standards, such as operating systems, user interfaces, graphics and camera processing functionality, RF (radio frequency), RFFE (radio frequency front-end) and antenna designs, artificial intelligence (AI) and machine learning techniques and application processor architectures. Our patents cover a wide range of technologies across the entire wireless system (including wireless devices and network infrastructure equipment), not just the portion of such patented technologies incorporated into chipsets.

        We are organized on the basis of products and services and have three reportable segments. We conduct business primarily through our QCT (Qualcomm CDMA Technologies) semiconductor business and our QTL (Qualcomm Technology Licensing) licensing business. QCT develops and supplies integrated circuits and system software based on 3G/4G/5G and other technologies for use in mobile devices, wireless networks, broadband gateway equipment, consumer electronic devices, other devices used in IoT and automotive systems for telematics and infotainment. QTL grants licenses or otherwise provides rights to use portions of our intellectual property portfolio, which includes certain patent rights essential to and/or useful in the manufacture and sale of certain wireless products. Our QSI (Qualcomm Strategic Initiatives) reportable segment makes strategic investments. We also have nonreportable segments, including Qualcomm Government Technologies or QGOV, our cloud AI inference processing initiative and other technology and service initiatives.

        Our reportable segments are operated by QUALCOMM Incorporated and its direct and indirect subsidiaries. Substantially all of our products and services businesses, including QCT, and substantially all of our engineering, research and development functions, are operated by QTI (Qualcomm Technologies, Inc.), a wholly-owned subsidiary of QUALCOMM Incorporated, and QTI's subsidiaries. QTL is operated by QUALCOMM Incorporated, which owns the vast majority of our patent portfolio. Neither QTI nor any of its subsidiaries has any right, power or authority to grant any licenses or other rights under or to any patents owned by QUALCOMM Incorporated.

        Our common stock is listed on the NASDAQ Global Select Market under the symbol "QCOM." Our principal executive offices are located at 5775 Morehouse Drive, San Diego, California 92121-1714, and our telephone number is (858) 587-1121.

SUMMARY OF THE EXCHANGE OFFER

        On August 14, 2020, we completed a private offering of $961,427,000 aggregate principal amount of 1.300% Notes due 2028 (the "2028 Restricted Notes") and $1,245,206,000 aggregate principal amount of 1.650% Notes due 2032 (the "2032 Restricted Notes" and, together with the 2028 Restricted Notes, the "Restricted Notes"). As part of that offering, we entered into a registration rights agreement (the "Registration Rights Agreement") with certain dealer managers in which we agreed to use our commercially reasonable efforts to complete an exchange offer for such Restricted Notes for a like aggregate principal amount of 1.300% Notes due 2028 (the "2028 Exchange Notes") and 1.650% Notes due 2032 (the "2032 Exchange Notes" and, together with the 2028 Exchange Notes, the "Exchange Notes"), respectively, in a transaction registered under the Securities Act (the "Exchange Offer").

        The following is a brief summary of certain terms of the Exchange Offer and the principal terms of the Exchange Notes. It may not contain all the information that is important to you. For additional information regarding the Exchange Offer and the Exchange Notes, see "The Exchange Offer" and "Description of the Exchange Notes."

Issuer	QUALCOMM Incorporated.
Restricted Notes	$961,427,000 in aggregate principal amount of 2028 Restricted Notes.
$1,245,206,000 in aggregate principal amount of 2032 Restricted Notes.

The Restricted Notes were issued pursuant to Rule 144A ("Rule 144A") and Regulation S ("Regulation S") promulgated under the Securities Act. The 2028 Restricted Notes issued pursuant to Rule 144A are represented by CUSIP No. 747525 BL6, and the 2028 Restricted Notes issued pursuant to Regulation S are represented by CUSIP No. U57238 AE4. The 2032 Restricted Notes issued pursuant to Rule 144A are represented by CUSIP No. 747525 BM4, and the 2032 Restricted Notes issued pursuant to Regulation S are represented by CUSIP No. U57238 AF1.

Exchange Notes	Up to $961,427,000 in aggregate principal amount of 2028 Exchange Notes.
Up to $1,245,206,000 in aggregate principal amount of 2032 Exchange Notes.
The Exchange Notes have been registered under the Securities Act.

The form and terms of the Exchange Notes are identical in all material respects to those of the Restricted Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Restricted Notes do not apply to the Exchange Notes.

In addition, the Exchange Notes bear different CUSIP and ISIN numbers than the corresponding series of Restricted Notes.

The Exchange Offer

We are offering to exchange up to $961,427,000 aggregate principal amount of the 2028 Restricted Notes and $1,245,206,000 aggregate principal amount of the 2032 Restricted Notes for like aggregate principal amounts of the 2028 Exchange Notes and 2032 Exchange Notes, respectively, to satisfy certain of our obligations under the Registration Rights Agreement that we entered into when the Restricted Notes were issued in reliance upon exemptions from registration under the Securities Act.

The Restricted Notes may only be tendered in minimum denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof (the "Minimum Authorized Denominations"). Holders who tender less than all of their Restricted Notes must continue to hold the Restricted Notes in at least the Minimum Authorized Denominations. See "The Exchange Offer—Terms of the Exchange Offer."

In order to exchange the Restricted Notes, you must follow the required procedures and we must accept the Restricted Notes for exchange. We will exchange all Restricted Notes validly tendered and not validly withdrawn prior to the Expiration Date (as defined below) of the Exchange Offer. See "The Exchange Offer."

Expiration Date; Tenders

The Exchange Offer will expire at 5:00 p.m., New York City time, on                        , 2020, unless extended by us (such date and time, as they may be extended, the "Expiration Date"). By tendering your Restricted Notes, you represent to us that:

• any Exchange Notes to be received by you will be acquired in the ordinary course of your business;
• you are not participating and have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes;
• you are not an "affiliate" (within the meaning of Rule 405 under the Securities Act) of ours; and

•

if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Restricted Notes that were acquired as a result of market-making or other trading activities, you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. For further information regarding resales of the Exchange Notes by participating broker-dealers, see the discussion under the caption "Plan of Distribution."

Withdrawal	You may withdraw any Restricted Notes tendered in the Exchange Offer at any time prior to the Expiration Date. See "The Exchange Offer—Withdrawal Rights."

Conditions to the Exchange Offer

The Exchange Offer is subject to customary conditions, which we may waive. The Exchange Offer is not conditioned upon the tender of any minimum principal amount of outstanding Restricted Notes. See "The Exchange Offer—Conditions to the Exchange Offer."

Procedures for Tendering Restricted Notes

Each holder of Restricted Notes wishing to participate in the Exchange Offer must follow procedures of The Depository Trust Company's ("DTC") Automated Tender Offer Program ("ATOP"), subject to the terms and procedures of that program. The ATOP procedures require that the Exchange Agent (as defined below) receive, prior to the Expiration Date, a computer-generated message known as an "agent's message" that is transmitted through ATOP and that DTC confirm that DTC has received instructions to exchange your Restricted Notes. For more information on the procedures for tendering the Restricted Notes, see the discussion under the caption "The Exchange Offer—Procedures for Tendering Restricted Notes."

Use of Proceeds	We will not receive any cash proceeds from the Exchange Offer.
Exchange Agent and Information Agent

Global Bondholder Services Corporation is serving as the exchange agent (the "Exchange Agent") and the information agent (the "Information Agent") for the Exchange Offer. You can find the address, telephone number and e-mail address of the Exchange Agent and the Information Agent below under the caption "The Exchange Offer—Exchange Agent and Information Agent."

Resales

Based on interpretations by the SEC staff, as detailed in a series of no-action letters issued to third parties, we believe that the Exchange Notes issued in the Exchange Offer pursuant to this prospectus may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

• any Exchange Notes to be received by you will be acquired in the ordinary course of your business;
• you are not participating and have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes; and
• you are not an "affiliate" (within the meaning of Rule 405 under the Securities Act) of ours.

By tendering your Restricted Notes as described in "The Exchange Offer—Procedures for Tendering Restricted Notes," you will be making representations to this effect. If you fail to satisfy any of these conditions, you cannot rely on the SEC's position set forth in the no-action letters referred to above and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes.

We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers making exchange offers similar to ours. We cannot guarantee the SEC would make a similar decision about our Exchange Offer. If our belief is wrong, you could incur liability under the Securities Act. We will not indemnify or otherwise protect you against any loss incurred as a result of this liability under the Securities Act.

If you are an "affiliate" (within the meaning of Rule 405 under the Securities Act) of ours or are participating or have an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes:

• you cannot rely on the applicable interpretations of the staff of the SEC;
• you will not be entitled to participate in the Exchange Offer; and
• you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction of the Exchange Notes.
See the discussion below under the caption "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Restricted Notes" for more information.
Broker-Dealer

Each broker or dealer that receives the Exchange Notes for its own account in exchange for the Restricted Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell or other transfer of the Exchange Notes issued in the Exchange Offer, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the Exchange Notes.

Furthermore, any broker-dealer that acquired any of its Restricted Notes directly from us:

•

may not rely on the applicable interpretation of the SEC staff's position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

• must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Exchange Notes received in exchange for the Restricted Notes where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Under the Registration Rights Agreement, we have agreed that, for a period of 90 days after the Expiration Date (as defined below), we will make this prospectus available to any participating broker-dealer for use in connection with any such resale. See "Plan of Distribution."

Registration Rights Agreement

When we issued the Restricted Notes on August 14, 2020 (the "Issue Date"), we entered into the Registration Rights Agreement with certain dealer managers, pursuant to which we agreed, for the benefit of the holders of the Restricted Notes, at our cost, to use commercially reasonable efforts to:

•

file a registration statement (the "Exchange Offer Registration Statement") with respect to a registered offer to exchange the Restricted Notes for the Exchange Notes having terms substantially identical to the Restricted Notes being exchanged, except that the Exchange Notes will not contain transfer restrictions or provisions regarding the additional interest in case of a Registration Default (as defined in "The Exchange Offer—Purpose of the Exchange Offer");

• cause the Exchange Offer Registration Statement to become effective under the Securities Act within 330 days after the Issue Date; and
• complete the Exchange Offer within 395 days after the Issue Date.
The registration statement of which this prospectus forms a part constitutes an Exchange Offer Registration Statement for purposes of the Registration Rights Agreement.

We also agreed to keep the Exchange Offer Registration Statement effective for not less than 30 business days (or longer, if required by applicable law) after commencement of the Exchange Offer. If the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 330th day after the Issue Date or if we fail to meet certain other conditions described in the Registration Rights Agreement, the interest rate borne by the affected series of Restricted Notes shall increase by 0.25% per annum (the "Additional Interest") while any Registration Default is continuing, until all Registration Defaults have been cured. Following the cure of all Registration Defaults, the accrual of Additional Interest on the Restricted Notes will cease and the interest rate will revert to the applicable original rate set forth in the title of Restricted Notes.

Under some circumstances set forth in the Registration Rights Agreement, holders of the Restricted Notes, including holders who are not permitted to participate in the Exchange Offer, may require us to file, and use commercially reasonable efforts to cause to become effective, a shelf registration statement covering resales of the Restricted Notes by these holders.

A copy of the Registration Rights Agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. See "The Exchange Offer—Purpose of the Exchange Offer."

Consequences of Failure to Exchange

Restricted Notes that are not tendered or that are tendered but not accepted (which will be returned to the tendering holder) will, following the completion of the Exchange Offer, remain outstanding and continue to be subject to their existing terms. See "Risk Factors" and "The Exchange Offer—Terms of the Exchange Offer." Following the completion of the Exchange Offer, we will have no obligation to exchange Restricted Notes for Exchange Notes.

The trading market for Restricted Notes not exchanged in the Exchange Offer may be more limited than it is at present. Therefore, if your Restricted Notes are not tendered and accepted in the Exchange Offer, it may become more difficult for you to sell or transfer your unexchanged Restricted Notes.

Regulatory Requirements

We do not believe that the receipt of any material federal or state regulatory approval will be necessary in connection with the Exchange Offer, other than the notice of effectiveness under the Securities Act of the registration statement pursuant to which the Exchange Offer is being made.

Material Tax Considerations

The exchange of Restricted Notes for Exchange Notes pursuant to the Exchange Offer generally will not be a taxable event for U.S. federal income tax purposes. You should consult your own tax advisor to determine the U.S. federal, state and other tax consequences of the exchange of the Restricted Notes for the Exchange Notes. See "Material U.S. Federal Income Tax Consequences."

Accounting Treatment

We will not recognize any gain or loss for accounting purposes upon the completion of the Exchange Offer. Payments made to third parties in connection with the Exchange Offer will be expensed as incurred in accordance with U.S. GAAP. See "The Exchange Offer—Accounting Treatment."

Risk Factors	See "Risk Factors" for a discussion of factors that should be considered before exchanging any series of Restricted Notes in the Exchange Offer.

SUMMARY DESCRIPTION OF THE EXCHANGE NOTES

        The summary below describes the principal terms of the Exchange Notes. The "Description of the Exchange Notes" section of this prospectus contains a more detailed description of the terms of the Exchange Notes. As used in this section, the terms "we," "us" and "our" refer to QUALCOMM Incorporated, and not to any of its subsidiaries.

Issuer	QUALCOMM Incorporated.
Exchange Notes Offered	Up to $961,427,000 in aggregate principal amount of 2028 Exchange Notes.
Up to $1,245,206,000 in aggregate principal amount of 2032 Exchange Notes.
Maturity Dates	The 2028 Exchange Notes will mature on May 20, 2028 and the 2032 Exchange Notes will mature on May 20, 2032.
Interest

The 2028 Exchange Notes will bear interest at a rate of 1.300% per annum and the 2032 Exchange Notes will bear interest at a rate of 1.650% per annum. Such interest will accrue from the most recent date to which interest on the respective Restricted Notes has been paid or, if no interest has been paid, from the Issue Date, and will be payable semi-annually, in arrears, on May 20 and November 20 of each year, commencing on May 20, 2021.

Optional Redemption of the Exchange Notes

We may redeem each series of the Exchange Notes in whole or in part at any time prior to the relevant Exchange Notes Par Call Date (as defined below) at our option, at a redemption price calculated by us equal to the greater of:

(1) 100% of the principal amount of the notes to be redeemed; and

(2) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due after the related redemption date but for such redemption and assuming such series of Exchange Notes matures on the relevant Exchange Notes Par Call Date, in each case not including any portion of payments of interest accrued and unpaid as of the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined in "Description of the Exchange Notes—Optional Redemption of the Exchange Notes") plus 15 basis points with respect to the 2028 Exchange Notes and 15 basis points with respect to the 2032 Exchange Notes plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date.

At any time on and after the relevant Exchange Notes Par Call Date, we may redeem the Exchange Notes of the applicable series in whole or in part, at our option at any time or from time to time, at a redemption price equal to 100% of the principal amount of the Exchange Notes to be redeemed, plus, in each case, accrued and unpaid interest to, but excluding, the redemption date.

For purposes of the foregoing, "Exchange Notes Par Call Date" means February 20, 2028 with respect to the 2028 Exchange Notes (the date that is three months prior to the maturity date of such notes) and February 20, 2032 with respect to the 2032 Exchange Notes (the date that is three months prior to the maturity date of such notes).

Absence of Public Trading Market

We do not intend to list any series of Exchange Notes on any securities exchange nor will any series of Exchange Notes be quoted on any automated dealer quotation system. If issued, the Exchange Notes generally will be freely transferable but will also be new securities for which there will not initially be a market. We cannot assure you that any trading market for the Exchange Notes of any series will develop upon completion of the Exchange Offer or, if such a market does develop, that such market will be maintained or as to the liquidity of any market. Accordingly, we cannot provide assurance as to the development or liquidity of any market for any series of Exchange Notes. See "Risk Factors—Your ability to transfer the Exchange Notes may be limited by the absence of an active trading market, and an active trading market may not develop for the Exchange Notes."

Form and Settlement

The Exchange Notes will be issued only in registered, book-entry form. There will be a global note deposited with a common depositary for DTC. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants. Investors may elect to hold interests in the global notes through either DTC (in the United States), Clearstream or Euroclear, if they are participants in these systems, or indirectly through organizations which are participants in these systems. Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other hand, will be effected in accordance with DTC rules on behalf of the relevant international clearing system by its U.S. depositary.

Denominations	We will issue the Exchange Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Ranking

The Exchange Notes will be our general senior unsecured obligations and will rank equally with our other senior debt from time to time outstanding. The Exchange Notes will be effectively subordinated to any secured debt we incur in the future and will be structurally subordinated to existing and future indebtedness and other liabilities of our existing and future subsidiaries.

Further Issues

We may from time to time, without notice to, or the consent of, the holders of any series of the Exchange Notes, create and issue further notes ranking equally and ratably with such series in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those further notes. Any further notes will have the same terms as to status, redemption or otherwise as, and will be fungible for United States federal income tax purposes with, the Exchange Notes of the applicable series. Any further notes shall be issued pursuant to a resolution of our board of directors, a supplement to the Indenture, or under an officers' certificate pursuant to the Indenture.

No Sinking Fund	The Exchange Notes will not be entitled to the benefit of any sinking fund.
Governing Law	The Indenture is, and the Exchange Notes will be, governed by, and construed in accordance with, the laws of the State of New York.
Trustee	U.S. Bank National Association.

RISK FACTORS

        Any investment in the Exchange Notes involves a high degree of risk, including but not limited to the risks described below. In addition, you should carefully consider, among other things, the matters discussed under "Risk Factors" in our Annual Report on Form 10-K for the year ended September 27, 2020, as well as the other information incorporated by reference in this prospectus. The risks and uncertainties described below and in our Annual Report are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition and results of operations could suffer. As a result, the trading price of the Exchange Notes could decline, perhaps significantly, and you could lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See "Cautionary Statement Concerning Forward-Looking Statements."

Risks Relating to the Exchange Notes

The Exchange Notes will be effectively junior to any secured indebtedness that we may incur in the future.

        The Exchange Notes will be our senior unsecured obligations and will rank equally with all of our other senior indebtedness that is outstanding from time to time. The Exchange Notes will be effectively subordinated, however, to any secured debt we incur to the extent of the value of the assets securing such debt. As of the date of this prospectus, we had no secured debt outstanding. Although the Indenture governing the Exchange Notes contains certain limitations on our ability to incur secured indebtedness, it will nevertheless permit us to incur a significant amount of secured indebtedness, and the Exchange Notes will be effectively junior to this secured indebtedness to the extent of the realized value of the assets securing such debt.

        In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, any debt that ranks ahead of the Exchange Notes will be entitled to be paid in full from our assets before any payment may be made with respect to the Exchange Notes. Holders of the Exchange Notes will participate ratably with all holders of our unsecured indebtedness that are deemed to be of the same class as the Exchange Notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing circumstances, there may not be sufficient assets to pay amounts due on the Exchange Notes. As a result, holders of the Exchange Notes may receive less, ratably, than holders of secured indebtedness.

We may incur additional indebtedness ranking equal to the Exchange Notes.

        The Indenture governing the Exchange Notes does not contain any financial or operating covenants that would prohibit or limit us or our subsidiaries from incurring additional indebtedness and other liabilities ranking equal to the Exchange Notes, paying dividends or issuing securities or repurchasing securities issued by us or any of our subsidiaries. The incurrence of additional indebtedness could adversely affect our ability to pay our obligations on the Exchange Notes. We anticipate that from time to time we may incur additional indebtedness in the future.

        If we incur additional indebtedness that ranks equally with the Exchange Notes, including trade payables, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with our insolvency, liquidation, reorganization, dissolution or other winding-up. This may have the effect of reducing the amount of proceeds paid to you.

        In addition, the limitation on liens covenant contains exceptions for specified "permitted liens" that would allow us and our subsidiaries to borrow substantial additional amounts and to grant liens or security interests with respect to our assets in connection with those borrowings. In light of these exceptions, holders of the Exchange Notes may be structurally subordinated to new lenders.

The Exchange Notes will be effectively junior to any indebtedness and other liabilities of our subsidiaries.

        The Exchange Notes will be general senior unsecured obligations of Qualcomm. A significant portion of our assets consists of direct and indirect ownership interests in, and a significant portion of our business is conducted through, our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividend, loan or other payment. As a consequence, our indebtedness, including the Exchange Notes, will be structurally subordinated to existing and future indebtedness and other liabilities of our existing and future subsidiaries. In addition, our right to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise, and the ability of holders of the Exchange Notes to benefit indirectly from that kind of distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent we are recognized as a creditor of that subsidiary. All obligations of our subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise. As of September 27, 2020, the aggregate amount of liabilities of our consolidated subsidiaries, excluding intercompany liabilities, was approximately $7.6 billion.

Ratings of the Exchange Notes may change and affect the market prices and marketability of the Exchange Notes.

        Our debt securities are subject to periodic review by one or more independent credit rating agencies and may be subject to rating and periodic review by additional independent credit rating agencies in the future. Any such ratings are limited in scope and do not address all material risks relating to an investment in the Exchange Notes, but rather reflect only the view of the rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. We cannot assure you that such credit rating will remain in effect for any given period of time or that any such rating will not be lowered, suspended or withdrawn entirely by the rating agency, if, in such rating agency's judgment, circumstances so warrant. It is also possible that any such rating may be lowered in connection with future events, such as any potential future acquisitions, debt issuances and/or share repurchases. Holders of Exchange Notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of any such rating. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market prices or marketability of the Exchange Notes.

There are risks associated with our debt.

        As of September 27, 2020, our outstanding debt was approximately $15.7 billion. Our outstanding debt and any additional debt we incur may have negative consequences on our business, including, among others: requiring us to use cash to pay the principal of and interest on our debt, thereby reducing the amount of cash available for other purposes; limiting our ability to obtain additional financing for working capital, capital expenditures, acquisitions, stock repurchases, dividends, general corporate or other purposes; and limiting our flexibility in planning for, or reacting to, changes in our business, industries or the market. Our ability to make payments of principal and interest on our indebtedness depends upon our future performance, which is subject to economic and political conditions, industry cycles and financial, business and other factors, many of which are beyond our control. If we are unable to generate sufficient cash flow from operations to service our debt, we may be required to, among other things: refinance or restructure all or a portion of our debt; reduce or delay planned capital or operating expenditures; reduce, suspend or eliminate our dividend payments and/or our stock repurchase program; or sell selected assets. Such measures might not be sufficient to enable us to service our debt. In addition, any such refinancing, restructuring or sale of assets might not be available on economically favorable terms or at all, and if prevailing interest rates at the time of any such refinancing or restructuring are higher than our current rates, interest expense related to such refinancing or restructuring would increase. Further, if there are adverse changes in the ratings assigned to our debt securities by credit rating agencies, our borrowing costs, our ability to access debt in the future and the terms of such debt could be adversely affected.

Your ability to transfer the Exchange Notes may be limited by the absence of an active trading market, and an active trading market may not develop for the Exchange Notes.

        The Exchange Notes will be a new issue of securities for which there is no established trading market. We do not intend to list the Exchange Notes on any national securities exchange or include the Exchange Notes in any automated quotation system. Therefore, an active market for the Exchange Notes may not develop or be maintained, which would adversely affect the market price and liquidity of the Exchange Notes. In that case, the noteholders may not be able to sell their Exchange Notes at a particular time or at a favorable price, if at all.

        Even if an active trading market for the Exchange Notes does develop, there is no guarantee that it will continue. In addition, subsequent to their initial issuance, the Exchange Notes may trade at a discount, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

Optional redemption may adversely affect your return on the Exchange Notes.

        We have the right to redeem the Exchange Notes prior to maturity. We may redeem the Exchange Notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the Exchange Notes.

Risks Relating to Participation in the Exchange Offer

Any Restricted Notes that are not exchanged will continue to be restricted securities and, following completion of the Exchange Offer, will have a less liquid trading market.

        Restricted Notes that you do not tender or we do not accept will, following the Exchange Offer, continue to be subject to the restrictions on transfer applicable to the Restricted Notes. The restrictions on transfer of your Restricted Notes arise because we issued the Restricted Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Restricted Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. Following completion of the Exchange Offer, we do not plan to register the Restricted Notes under the Securities Act. For further information regarding the consequences of tendering your Restricted Notes in the Exchange Offer, see the discussion below under the caption "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Restricted Notes."

        Because we anticipate that most holders of Restricted Notes will elect to exchange their Restricted Notes, we expect that the liquidity of the market for any Restricted Notes remaining after the completion of the Exchange Offer will be substantially limited. Any Restricted Notes tendered and exchanged in the Exchange Offer will reduce the aggregate principal amount of the Restricted Notes outstanding. Following the Exchange Offer, if you do not tender your Restricted Notes, you generally will not have any further registration rights, and your Restricted Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Restricted Notes could be adversely affected by the Exchange Offer.

The ability of a broker-dealer to transfer the Exchange Notes may be restricted.

        A broker-dealer that acquired the Restricted Notes for its own account as a result of market-making activities or other trading activities must comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. Our obligation to make this prospectus available to broker-dealers is limited.

        Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their Exchange Notes.

You must comply with the Exchange Offer procedures in order to receive new, freely tradable Exchange Notes.

        Delivery of the Exchange Notes in exchange for the Restricted Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of a book-entry confirmation of a book-entry transfer of Restricted Notes into the Exchange Agent's account at DTC, New York, New York as depository, including an agent's message.

        Therefore, holders of Restricted Notes who would like to tender Restricted Notes in exchange for Exchange Notes should allow enough time for the Restricted Notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of the Restricted Notes for exchange. The Restricted Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the Exchange Offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the Exchange Offer, certain registration and other rights under the Registration Rights Agreement will terminate. See "The Exchange Offer—Procedures for Tendering Restricted Notes" and "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Restricted Notes."

Some holders who exchange their Restricted Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

        If you exchange your Restricted Notes in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

 USE OF PROCEEDS

        The Exchange Offer is intended to satisfy our obligations under the Registration Rights Agreements entered into in connection with the issuance of the Restricted Notes. We will not receive any cash proceeds from the Exchange Offer. The Restricted Notes exchanged in connection with the Exchange Offer will be retired and cancelled and will not be reissued. Accordingly, issuance of the Exchange Notes will not result in any change in our indebtedness other than to the extent that we incur any indebtedness in connection with the payment of expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the Exchange Agent and the Information Agent and accounting and legal fees.

 THE EXCHANGE OFFER

Purpose of the Exchange Offer

        When we issued the Restricted Notes on August 14, 2020, we entered into the Registration Rights Agreement with certain dealer managers, pursuant to which we agreed, for the benefit of the holders of the Restricted Notes, at our cost, to use commercially reasonable efforts to:

  •
  file the Exchange Offer Registration Statement with respect to a registered offering to exchange the Restricted Notes for the Exchange Notes having terms substantially identical to the Restricted Notes being exchanged, except that the Exchange Notes will not contain transfer restrictions or provisions regarding the additional interest in case of a Registration Default (as defined below);

  •
  cause the Exchange Offer Registration Statement to become effective under the Securities Act within 330 days after the Issue Date; and

  •
  complete the Exchange Offer within 395 days after the Issue Date.

        We also agreed to keep the Exchange Offer Registration Statement effective for not less than 30 business days (or longer, if required by applicable law) after commencement of the Exchange Offer.

        If:

  •
  the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to 330 days after the Issue Date;

  •
  neither the Exchange Offer is completed within 395 days after the Issue Date nor the Shelf Registration Statement (as defined in the Registration Rights Agreement) has been declared effective within 270 days after the date, if any, on which we became obligated to file the Shelf Registration Statement;

  •
  the Exchange Offer Registration Statement has been declared effective but ceases to be effective or usable prior to the consummation of the Exchange Offer (unless such ineffectiveness is cured within the 330-day period described above and except as provided for in the Registration Rights Agreement); or

  •
  after the Shelf Registration Statement, if applicable, is declared (or becomes automatically) effective, and for a period of time that exceeds 180 days in the aggregate in any 12-month period in which the Registration Statement is required to be effective under the Registration Rights Agreement: (A) such Shelf Registration Statement thereafter ceases to be effective during the period required in the Registration Rights Agreement; or (B) such Shelf Registration Statement or the related prospectus ceases to be usable (except as otherwise permitted in the Registration Rights Agreement) in connection with resales of Restricted Notes during the periods specified in the Registration Rights Agreement because either (1) any event occurs as a result of which the related prospectus forming part of such Shelf Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, (2) it becomes necessary to amend such Shelf Registration Statement or supplement the related prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, or (3) the Shelf Registration Statement expires before a replacement Shelf Registration Statement becomes effective (each such event referred to in this bullet point and any of the previous three bullet points, a "Registration Default");

then we will be required to pay additional interest as liquidated damages to the holders of the Restricted Notes affected thereby, and additional interest will accrue on the principal amount of the Restricted Notes affected thereby, in addition to the stated interest on the Restricted Notes, from and including the date on which any Registration Default shall occur to, but not including, the date on which all such Registration Defaults have been cured. Additional interest will accrue at a rate of 0.25% per annum while any Registration Default is continuing, until all Registration Defaults have been cured.

        Following the cure of all Registration Defaults, the accrual of additional interest on the Restricted Notes will cease and the interest rate will revert to the original rate on the Restricted Notes. Any additional interest will constitute liquidated damages and will be the exclusive remedy, monetary or otherwise, available to any holder of Restricted Notes with respect to any Registration Default. In no event shall Qualcomm be obligated to pay additional interest (i) for more than one Registration Default under the Registration Rights Agreement at any one time, (ii) for a period of more than one year (or for such longer period as extended pursuant to the Registration Rights Agreement) from the Issue Date for any Registration Default referred to in the Registration Rights Agreement with respect to a shelf registration statement or (iii) on any securities that, at the time of such Registration Default, are not transfer restricted securities.

        Under some circumstances set forth in the Registration Rights Agreement, holders of the Restricted Notes, including holders who are not permitted to participate in the Exchange Offer, may require us to file, and cause to become effective, a shelf registration statement covering resales of the Restricted Notes by these holders.

        We are making the Exchange Offer in reliance on the position of the SEC as described in previous no-action letters issued to third parties, including in Exxon Capital Holdings Corporation (April 13, 1988), Morgan Stanley & Co., Inc. (June 5, 1991), Shearman & Sterling (July 2, 1993) and similar no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder who exchanges Restricted Notes for Exchange Notes in the Exchange Offer generally may offer the Exchange Notes for resale, sell the Exchange Notes and otherwise transfer the Exchange Notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. The preceding sentence does not apply, however, to a holder who is our "affiliate" within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the Exchange Notes only if the holder acknowledges that the holder is acquiring the Exchange Notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a "distribution," as defined in the Securities Act, of the Exchange Notes. We have not entered into any arrangement or understanding with any person who will receive Exchange Notes in the Exchange Offer to distribute such Exchange Notes following completion of the Exchange Offer, and, to the best of our information and belief, we are not aware of any person that will participate in the Exchange Offer with a view to distribute the Exchange Notes. A holder who exchanges Restricted Notes for Exchange Notes in the Exchange Offer for the purpose of distributing such Exchange Notes cannot rely on the interpretations of the staff of the SEC in the aforementioned no-action letters, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale of the Exchange Notes and must be identified as an underwriter in the prospectus.

        Each broker-dealer that receives the Exchange Notes for its own account in exchange for the Restricted Notes, where the Restricted Notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the Exchange Notes and that it has not entered into any agreement or understanding with us or any of our "affiliates," as defined in Rule 405 under the Securities Act, to participate in a "distribution," as defined under the Securities Act, of the Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

        The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete, and is qualified in its entirety by reference to all the provisions of the Registration Rights Agreement, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Terms of the Exchange Offer

        We are offering holders of the Restricted Notes the opportunity to exchange their Restricted Notes for Exchange Notes in the manner described in this prospectus.

        Subject to the terms and the satisfaction or waiver of the conditions detailed in this prospectus, we will accept for exchange all Restricted Notes which are validly tendered on or prior to the Expiration Date and not validly withdrawn as permitted below. The Exchange Offer will expire at 5:00 p.m., New York City time, on                                    , 2020, unless extended by us (such date and time, as they may be extended, the "Expiration Date").

        The terms of the Exchange Notes will be substantially identical to the terms of the corresponding series of the Restricted Notes, except that the Exchange Notes will not contain terms with respect to additional interest for failure to fulfill certain of our obligations under the Registration Rights Agreement and transfer restrictions. The Exchange Notes will evidence the same debt as the Restricted Notes of such series. The Exchange Notes will be issued under and entitled to the benefits of the same Indenture under which the outstanding Restricted Notes were issued. The Exchange Notes and the corresponding series of the Restricted Notes will constitute a single class for all purposes under the Indenture governing the notes. For a description of the Indenture governing the notes, see "Description of the Exchange Notes."

        The Exchange Offer is not conditioned upon any minimum aggregate principal amount of any series of Restricted Notes being tendered for exchange. Any Restricted Notes not tendered will remain outstanding and continue to accrue interest but will not retain any rights under the Registration Rights Agreement, except as otherwise specified therein.

        As of the date of this prospectus, $961,427,000 aggregate principal amount of the 2028 Restricted Notes and $1,245,206,000 aggregate principal amount of the 2032 Restricted Notes are outstanding. This prospectus is first being sent on or about the date hereof to all holders of Restricted Notes known to us.

        We expressly reserve the right, at any time prior to the expiration of the Exchange Offer, to extend the period of time during which the Exchange Offer is open and delay acceptance for exchange of any Restricted Notes, by giving oral or written notice of such extension to holders thereof as described below. During any such extension, all the Restricted Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by us. Any Restricted Notes not accepted for exchange for any reason will be returned without expense to an account maintained with DTC promptly upon expiration or termination of the Exchange Offer.

        The Restricted Notes may only be tendered in the Minimum Authorized Denominations. Holders who tender less than all of their Restricted Notes must continue to hold the Restricted Notes in at least the Minimum Authorized Denominations.

        We expressly reserve the right to amend or terminate the Exchange Offer, and not to accept for exchange any Restricted Notes, upon the occurrence of any of the conditions of the Exchange Offer specified under "—Conditions to the Exchange Offer." We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Restricted Notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

Procedures for Tendering Restricted Notes

        To participate in the Exchange Offer, you must properly tender your Restricted Notes to the Exchange Agent as described below. We will only issue the Exchange Notes in exchange for the Restricted Notes that you timely and properly tender. Therefore, you should allow sufficient time to contact your broker, if applicable, to ensure timely delivery of the Restricted Notes, and you should follow carefully the instructions on how to tender your Restricted Notes. There are no letters of transmittal prepared for use in connection with the Exchange Offer. It is your responsibility to properly tender your Restricted Notes. The tender to us of Restricted Notes by you as set forth below and our acceptance of the Restricted Notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus.

        All of the Restricted Notes were issued in book-entry form, and all of the Restricted Notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. You may tender your Restricted Notes only by using ATOP. The Exchange Agent will make a request to establish an account with respect to the Restricted Notes at DTC for purposes of the Exchange Offer within two business days after this prospectus is mailed or sent to holders, and any financial institution that is a participant in DTC may make book-entry delivery of Restricted Notes by causing DTC to transfer the Restricted Notes into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfer. In connection with the transfer, DTC will send an "agent's message" to the Exchange Agent. The agent's message will state that DTC has received instructions from the participant to tender the Restricted Notes.

        The term "agent's message" means a message, transmitted by DTC through ATOP to and received by the Exchange Agent and forming a part of a book-entry transfer, which states that DTC has received instructions to exchange your Restricted Notes.

        If you are a beneficial owner whose Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender your Restricted Notes, you should promptly instruct the registered holder to tender such Restricted Notes on your behalf and comply with the ATOP procedures for book-entry transfer described above on or prior to the Expiration Date.

        We or the Exchange Agent, in our discretion, will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of the Restricted Notes tendered for exchange. We reserve the right to reject any and all tenders not validly tendered or to not accept any tender which acceptance might, in our or our counsel's judgment, be unlawful. We also reserve the right to waive any defects or irregularities or conditions of the Exchange Offer as to any individual tender before the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender the Restricted Notes in the Exchange Offer). Our or the Exchange Agent's interpretation of the terms and conditions of the Exchange Offer as to any particular tender either before or after the Expiration Date will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of the Restricted Notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the Exchange Agent or any other person (including the Trustee), under any duty to notify you of any defect or irregularity with respect to your tender of the Restricted Notes for exchange, and no one will be liable for failing to provide such notification.

        By tendering the Restricted Notes, you represent to us that: (1) any Exchange Notes to be received by you will be acquired in the ordinary course of your business, (2) you are not participating and have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes, (3) you are not an "affiliate" (within the meaning of Rule 405 under the Securities Act) of ours and (4) if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Restricted Notes that were acquired as a result of market-making or other trading activities, then you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. For further information regarding resales of the Exchange Notes by participating broker-dealers, see "Plan of Distribution."

        If any holder or other person is an "affiliate" of ours (within the meaning of Rule 405 under the Securities Act), or is participating or has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes, that holder or other person cannot rely on the applicable interpretations of the staff of the SEC, may not tender its Restricted Notes in the Exchange Offer and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer that receives the Exchange Notes for its own account in exchange for the Restricted Notes, where the Restricted Notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act (other than in connection with a resale of an unsold allotment from the original sale of the Restricted Notes).

        Furthermore, any broker-dealer that acquired any of its Restricted Notes directly from us:

  •
  may not rely on the applicable interpretation of the SEC staff's position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

  •
  must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

        By tendering Restricted Notes in accordance with the ATOP procedures for book-entry transfer described above, a holder or a beneficial owner (whose Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee) will have or will be deemed to have irrevocably appointed the Exchange Agent as its agent and attorney-in-fact (with full knowledge that the Exchange Agent is also acting as an agent for us in connection with the Exchange Offer) with respect to the Restricted Notes, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest subject only to the right of withdrawal described in this prospectus), to receive for our account all benefits and otherwise exercise all rights of beneficial ownership of such Restricted Notes, in accordance with the terms and conditions of the Exchange Offer.

        Each holder or beneficial owner will also have or be deemed to have represented and warranted to us that it has authority to tender, exchange, sell, assign and transfer the Restricted Notes it tenders and that, when the same are accepted for exchange, we will acquire good, marketable and unencumbered title to such Restricted Notes, free and clear of all liens, restrictions, charges and encumbrances, and that the Restricted Notes tendered are not subject to any proxies or adverse claims.

Acceptance of Restricted Notes for Exchange; Delivery of Exchange Notes

        Upon satisfaction or waiver of all of the conditions to the Exchange Offer, we will accept, promptly upon the Expiration Date, all the Restricted Notes validly tendered and not validly withdrawn and will issue the Exchange Notes promptly after acceptance of the Restricted Notes. See "The Exchange Offer—Conditions to the Exchange Offer."

        For purposes of the Exchange Offer, we will be deemed to have accepted validly tendered Restricted Notes for exchange if and when we give written notice to the Exchange Agent.

        The holder of each Restricted Note accepted for exchange will receive an Exchange Note of the corresponding series in an amount equal to the principal amount of the surrendered Restricted Note. Holders of the Exchange Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid on the Restricted Notes or, if no interest has been paid, from the Issue Date. Holders of the Exchange Notes will not receive any payment in respect of accrued interest on the corresponding series of Restricted Notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the Exchange Offer. Interest on the Restricted Notes accepted for exchange will cease to accrue upon the issuance of the Exchange Notes of the corresponding series.

        In all cases, issuance of the Exchange Notes for the Restricted Notes of the corresponding series that are accepted for exchange will be made only after timely receipt by the Exchange Agent of an agent's message and a timely confirmation of book-entry transfer of the Restricted Notes into the Exchange Agent's account at DTC.

        If any tendered Restricted Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer, such unaccepted Restricted Notes will be returned without expense to the holder or, in the case of Restricted Notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry procedures described below, an account maintained by the holder or on the holder's behalf with DTC promptly upon the expiration or termination of the Exchange Offer.

Book-Entry Transfers

        The Exchange Agent will make a request to establish an account for the Restricted Notes at DTC for purposes of the Exchange Offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's systems may make book-entry delivery of the Restricted Notes by causing DTC to transfer those Restricted Notes into the Exchange Agent's account at DTC in accordance with DTC's procedure for transfer. This participant should transmit its acceptance to DTC on or prior to the Expiration Date. DTC will verify this acceptance, execute a book-entry transfer of the tendered Restricted Notes into the Exchange Agent's account at DTC and then send to the Exchange Agent confirmation of this book-entry transfer. A tender of Restricted Notes through a book-entry transfer into the Exchange Agent's account will only be effective if an agent's message is transmitted to and received or confirmed by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the Exchange Agent.

Withdrawal Rights

        To withdraw a tender of Restricted Notes in the Exchange Offer, you must comply with DTC's procedures for withdrawal of tenders. Sufficient time should be allowed for completion of the ATOP withdrawal procedures during the normal business hours of DTC. A withdrawal may be effected by a properly submitted "Request Message" through ATOP, which must:

  •
  specify the name of the DTC participant whose name appears on the security position listing as the owner of such tendered Restricted Notes;

  •
  contain a description of the Restricted Notes to be withdrawn, including the principal amount; and

  •
  be signed by such DTC participant in the same manner as the participant's name is listed in the agent's message.

        Validly withdrawn Restricted Notes may be re-tendered by following the procedures described under "The Exchange Offer—Procedures for Tendering Restricted Notes" above at any time on or before the Expiration Date. However, if the Expiration Date has been extended, tenders of Restricted Notes previously accepted for exchange as of the original Expiration Date may not be withdrawn.

        We will determine all questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal. Any Restricted Notes so withdrawn will be deemed not to have been validly tendered for exchange. No Exchange Notes will be issued in respect thereof unless the Restricted Notes so withdrawn are validly re-tendered.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the Exchange Offer, we are not required to accept for exchange, or to issue the Exchange Notes in exchange for, any Restricted Notes and may terminate or amend the Exchange Offer, if any of the following events occur prior to the Expiration Date:

  (a)
  the Exchange Offer violates any applicable law or applicable interpretation of the staff of the SEC; or

  (b)
  there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree has been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission,

  (1)
  seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking any damages as a result thereof, or

  (2)
  resulting in a material delay in our ability to accept for exchange or exchange some or all of the Restricted Notes pursuant to the Exchange Offer; or any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action has been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in our reasonable judgment might, directly or indirectly, result in any of the consequences referred to in clauses (1) or (2) above or, in our reasonable judgment, might result in the holders of the Exchange Notes having obligations with respect to resales and transfers of the Exchange Notes which are greater than those described in the interpretation of the SEC referred to in "—Procedures for Tendering Restricted Notes," or would otherwise make it inadvisable to proceed with the Exchange Offer; or

  (c)
  we have not obtained any governmental approval which we deem necessary for the consummation of the Exchange Offer; or

  (d)
  there has occurred:

  (1)
  any general suspension of, or general limitation on, prices for, or trading in, securities on any national securities exchange or in the over-the-counter market,

  (2)
  any limitation by a governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by the Exchange Offer,

    (3)
    a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit, or

    (4)
    a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States or, in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; or

  (e)
  any change (or any development involving a prospective change) has occurred or is threatened in our business, properties, assets, liabilities, financial condition, operations, results of operations or prospects and our subsidiaries taken as a whole that, in our reasonable judgment, is or may be adverse to us, or we have become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the Restricted Notes or the Exchange Notes;

which, in each case, and regardless of the circumstances (including any action by us) giving rise to any such condition, makes it inadvisable, in our reasonable judgment, to proceed with the Exchange Offer, such acceptance for exchange or such exchange.

        The foregoing conditions are for our benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

        In addition, we will not accept for exchange any Restricted Notes tendered, and no Exchange Notes will be issued in exchange for any such Restricted Notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

Exchange Agent and Information Agent

        We have appointed Global Bondholder Services Corporation as the Exchange Agent and the Information Agent for the Exchange Offer. Questions and requests for assistance or additional copies of this prospectus should be directed to the Exchange Agent addressed as follows:

Global Bondholder Services Corporation, Exchange Agent
65 Broadway—Suite 404
New York, NY 10006
Facsimile (Eligible Institutions Only): (212) 430-3775 or (212) 430-3779
Telephone: (212) 430-3774 (Collect) or (866) 470-3900 (Toll-Free)
E-mail: contact@gbsc-usa.com

Fees and Expenses

        We will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

        This solicitation is being made primarily by electronic means. Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates' officers and regular employees and by persons so engaged by the Exchange Agent.

Accounting Treatment

        We will record the Exchange Notes at the same carrying value as the Restricted Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. Payments made to third parties in connection with the Exchange Offer will be expensed as incurred in accordance with U.S. GAAP.

Transfer Taxes

        You will not be obligated to pay any transfer taxes in connection with the tender of the Restricted Notes in the Exchange Offer unless you instruct us to register the Exchange Notes in the name of, or request that the Restricted Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder or unless a transfer tax is imposed for any reason other than the exchange of Restricted Notes in connection with the Exchange Offer. In those cases, the tendering holder will be responsible for the payment of any applicable transfer tax. If the tendering holder does not submit satisfactory evidence of payment of these taxes or exemption therefrom, the amount of these transfer taxes will be billed directly to the tendering holder.

Consequences of Exchanging or Failing to Exchange Restricted Notes

        The information below concerning specific interpretations of, and positions taken by, the staff of the SEC is not intended to constitute legal advice, and holders who wish to participate in the Exchange Offer should consult their own legal advisors with respect to those matters.

        If you do not exchange your Restricted Notes for the Exchange Notes in the Exchange Offer, your Restricted Notes will continue to be subject to the provisions of the Indenture regarding transfer and exchange of the Restricted Notes and the restrictions on transfer of the Restricted Notes imposed by the Securities Act and state securities law. These transfer restrictions are required because the Restricted Notes were issued under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Restricted Notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Following the completion of the Exchange Offer, we do not plan to register the Restricted Notes under the Securities Act.

        Based on interpretations by the staff of the SEC, as detailed in a series of no-action letters issued to third parties, we believe that the Exchange Notes issued in the Exchange Offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

  •
  any Exchange Notes to be received by you will be acquired in the ordinary course of your business;

  •
  you are not participating and have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes; and

  •
  you are not an "affiliate" (within the meaning of Rule 405 under the Securities Act) of ours.

        If you are an "affiliate" (within the meaning of Rule 405 under the Securities Act) of ours, or are participating or have an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes:

  •
  you cannot rely on the applicable interpretations of the staff of the SEC;

  •
  you will not be entitled to participate in the Exchange Offer; and

  •
  you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        We do not intend to seek our own interpretation regarding the Exchange Offer, and we cannot assure you that the staff of the SEC would make a similar determination with respect to the Exchange Notes as it has in other interpretations to third parties.

        Each holder of the Restricted Notes who wishes to exchange such Restricted Notes for the related Exchange Notes in the Exchange Offer represents that:

  •
  any Exchange Notes to be received by it will be acquired in the ordinary course of its business;

  •
  it is not participating and has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes;

  •
  it is not an "affiliate" (within the meaning of Rule 405 under the Securities Act) of ours; and

  •
  if such holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Restricted Notes that were acquired as a result of market-making or other trading activities, then such holder will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. For further information regarding resales of the Exchange Notes by participating broker-dealers, see the discussion under the caption "Plan of Distribution."

        As discussed above, in connection with resales of the Exchange Notes, any participating broker-dealer must deliver a prospectus meeting the requirements of the Securities Act. The staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes, other than a resale of an unsold allotment from the original sale of the Restricted Notes, with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, we have agreed, for a period of 90 days following the Expiration Date, to make available a prospectus meeting the requirements of the Securities Act to any participating broker-dealer for use in connection with any resale of any Exchange Notes acquired in the Exchange Offer.

        Neither we nor our board of directors make any recommendation to holders of the Restricted Notes as to whether to tender or refrain from tendering all or any portion of any series of their Restricted Notes pursuant to the Exchange Offer. Moreover, no one has been authorized to make any such recommendation. Holders of the Restricted Notes must make their own decision whether to tender pursuant to the Exchange Offer and, if so, the aggregate amount of the Restricted Notes to tender, after reading this prospectus and consulting with their advisors, if any, based on their own financial position and requirements.

DESCRIPTION OF THE EXCHANGE NOTES

        For purposes of this section "Description of the Exchange Notes," the terms "we," "us," "our," "Company" and "Qualcomm" shall refer to QUALCOMM Incorporated and not any of its subsidiaries. The terms of the Exchange Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. The following is a summary of the material provisions of the Indenture and the Exchange Notes. Because this is a summary, it may not contain all the information that is important to you. You should read the Indenture in its entirety. See "Where You Can Find More Information." You can find the definitions of certain terms used in the following summary under the subheading "—Certain Definitions."

General

        The Exchange Notes will be issued under our Indenture, dated as of May 20, 2015 (the "Indenture"), with U.S. Bank National Association, acting as trustee (the "Trustee"), as described in this prospectus. The Exchange Notes will be our unsecured and unsubordinated obligations and will rank pari passu with all other indebtedness issued under our Indenture. The Exchange Notes will be effectively subordinated to any secured debt we incur in the future and will be structurally subordinated to existing and future indebtedness and other liabilities of our existing and future subsidiaries. The Exchange Notes will constitute two separate series under the Indenture. We will issue the Exchange Notes in fully registered form, without coupons.

        We will issue the Exchange Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Exchange Notes will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form.

        We use the term "note" in this prospectus to refer to each $1,000 principal amount of note.

        The Indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the Indenture or otherwise. Our subsidiaries will not guarantee any of our obligations under the Exchange Notes. Significant portions of our operations are conducted through our subsidiaries, and therefore, we depend on the cash flow of our subsidiaries to meet our obligations, including our obligations under the Exchange Notes.

        We may, without the consent of the holders, issue additional notes of any series under the Indenture in the future with the same terms (except for the issue date, price to public and, if applicable, the initial interest payment date) and with the same CUSIP number as the notes of that series offered hereby in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes of that series offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. Under the Indenture, each series of notes and any additional notes of such series we may issue will be treated as a single series for all purposes under the Indenture, including for purposes of determining whether the required percentage of the holders of record has given approval or consent to an amendment or waiver or joined in directing the Trustee to take certain actions on behalf of all holders.

        We may also from time to time repurchase the Exchange Notes of any series, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable laws without prior notice to holders.

        The registered holder of a note will be treated as the owner of it for all purposes.

        Other than the restrictions described under "—Certain Covenants" below, the Indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect the holders. See "Risk Factors—Risks Related to the Exchange Notes."

Payments on the Exchange Notes; Paying Agent and Registrar

        We have initially designated U.S. Bank National Association as our paying agent, registrar and transfer agent. We may, however, change the paying agent or registrar without prior notice to the holders of the Exchange Notes but with prior written notice to the Trustee, and we may act as paying agent or registrar. If we issue Exchange Notes in definitive form, interest on such Exchange Notes will be payable (i) to holders holding an aggregate principal amount of Exchange Notes of $1.0 million or less, by check mailed to the holders of those Exchange Notes and (ii) to holders holding an aggregate principal amount of Exchange Notes of more than $1.0 million, either by check mailed to each holder or, upon application by a holder to the registrar not later than the relevant record date, by wire transfer in immediately available funds to that holder's account, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

        We will pay the principal of and interest on Exchange Notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global notes.

Transfer and Exchange

        A holder of Exchange Notes may transfer or exchange the Exchange Notes at the office of the registrar in accordance with the Indenture. The registrar and/or the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the Trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the Indenture.

Maturity and Interest

        The 2028 Exchange Notes will mature on May 20, 2028 and the 2032 Exchange Notes will mature on May 20, 2032. The 2028 Exchange Notes will bear interest at a rate of 1.300% per annum and the 2032 Exchange Notes will bear interest at a rate of 1.650% per annum. Such interest will accrue from the most recent date to which interest on the respective Restricted Notes has been paid or, if no interest has been paid, from the Issue Date, and will be payable semi-annually, in arrears, on May 20 and November 20 of each year, commencing on May 20, 2021. We will make each interest payment to the holders of record on the immediately preceding May 1 or November 1, respectively. Interest on each series of Exchange Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. The last interest payment date will be the maturity date of the respective series of Exchange Notes, rather than the final scheduled interest payment date, with such interest calculated from and including the previously scheduled interest payment date to, but excluding, the maturity date, which, for the avoidance of doubt, will include one additional day in the interest payment calculation.

        If any interest payment date, maturity date or redemption date falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term business day means any day, other than a Saturday or Sunday, that is not a day on which banking institutions in the City of New York are authorized or required by law or executive order to close.

Optional Redemption of the Exchange Notes

        We may redeem each series of the Exchange Notes in whole or in part at any time prior to the Exchange Notes Par Call Date, at our option, in each case, at a redemption price calculated by us equal to the greater of:

  (1)
  100% of the principal amount of the notes to be redeemed; and

  (2)
  the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due after the related redemption date but for such redemption and assuming such series of Exchange Notes matures on the relevant Exchange Notes Par Call Date, in each case not including any portion of payments of interest accrued and unpaid as of the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 15 basis points with respect to the 2028 Exchange Notes and 15 basis points with respect to the 2032 Exchange Notes plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date.

        At any time on and after the relevant Exchange Notes Par Call Date, we may redeem the Exchange Notes of the applicable series in whole or in part, at our option at any time or from time to time, at a redemption price equal to 100% of the principal amount of the Exchange Notes to be redeemed, plus, in each case, accrued and unpaid interest to, but excluding, the redemption date.

        Notice of any redemption will be mailed (or in the case of global notes, delivered pursuant to the procedures of the depositary) at least 10 days but not more than 60 days before the redemption date to each holder of Exchange Notes to be redeemed and will set forth the formula for, and the calculation of, the redemption price of the Exchange Notes.

        For purposes of calculating the redemption prices, the following terms will have the meanings set forth below.

        "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Comparable Treasury Issue" means, with respect to the notes of a series, the U.S. Treasury security or securities selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term from the redemption date to the maturity date of the Exchange Notes of such series being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Exchange Notes of such series (assuming, for this purpose, such notes mature on the applicable Exchange Notes Par Call Date).

        "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (2) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations for such redemption date.

        "Exchange Notes Par Call Date" means February 20, 2028 with respect to the 2028 Exchange Notes (the date that is three months prior to the maturity date of such notes) and February 20, 2032 with respect to the 2032 Exchange Notes (the date that is three months prior to the maturity date of such notes).

        "Quotation Agent" means the Reference Treasury Dealer appointed by us.

        "Reference Treasury Dealer" means (i) each of Goldman Sachs & Co. LLC and Barclays Capital Inc. and their respective successors, unless any such entity ceases to be a primary U.S. Government securities dealer in New York City (a Primary Treasury Dealer), in which case we shall substitute another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealers selected by us.

        "Reference Treasury Dealer Quotations" means, with respect to any Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that redemption date.

        If less than all of the notes of a series are to be redeemed, the depositary in coordination with the paying agent may select global notes for redemption pursuant to its applicable procedures. The depositary, in connection with the paying agent, shall select notes and portions of notes in amounts of $2,000 and integral multiples of $1,000 in excess thereof.

        We will not be responsible for giving notice to anyone other than the depositary. Unless we default in payment of the redemption price, on or after the redemption date, interest will cease to accrue on the notes called for redemption.

        Any redemption or notice may, at our discretion, be subject to one or more conditions precedent, and, at our discretion, the redemption date may be delayed until such time as any of all such conditions shall be satisfied.

Ranking

        The Exchange Notes will be our general senior unsecured obligations and will rank in right of payment equally with our other senior debt from time to time outstanding and senior in right of payment to all of our future indebtedness that is expressly subordinated in right of payment to the Exchange Notes. The Exchange Notes will be effectively subordinated to any secured debt that we may incur in the future to the extent of the value of the assets securing such debt. As of the date of this prospectus, we had no secured debt outstanding. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the Exchange Notes only after all indebtedness under such secured debt has been repaid in full from the proceeds of such assets, and there may not be sufficient assets remaining to pay amounts due on the Exchange Notes then outstanding. See "Risk Factors—Risks Related to the Exchange Notes—The Exchange Notes will be effectively junior to any secured indebtedness that we may incur in the future."

        The Exchange Notes will be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities and commitments (including trade payables and lease obligations) of our existing and future subsidiaries. Any right we have to receive assets of any of our subsidiaries upon the subsidiary's liquidation or reorganization (and the consequent right of the holders of the Exchange Notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent that we are recognized as a creditor of the subsidiary. As of September 27, 2020, the aggregate amount of liabilities of our consolidated subsidiaries, excluding intercompany liabilities, was approximately $7.6 billion, to which the notes would be effectively subordinated. See "Risk Factors—Risks Related to the Exchange Notes—The Exchange Notes will be effectively junior to any indebtedness and other liabilities of our subsidiaries."

No Sinking Fund

        The Exchange Notes will not be entitled to the benefit of any sinking fund.

Certain Covenants

        The Indenture contains covenants including, among others, the following:

  Limitation on Liens

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien securing Indebtedness (the "Initial Lien") on any Principal Property, whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Exchange Notes (together with, at the option of the Company, any other Indebtedness of the Company or any of its Subsidiaries ranking equally in right of payment with the notes) are secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

        Notwithstanding the foregoing, the Company or its Restricted Subsidiaries may, without equally and ratably securing the applicable series of notes, create or incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto, Aggregate Debt does not exceed the greater of (i) 25% of Consolidated Net Worth calculated as of the date of the creation or incurrence of the Lien and (ii) 25% of Consolidated Net Worth calculated as of the Issue Date.

        Any such Lien thereby created in favor of the Exchange Notes will be automatically and unconditionally released and discharged upon (i) the release and discharge of each Initial Lien to which it relates, or (ii) any sale, exchange or transfer to any Person that is not an affiliate of the Company of the property or assets secured by such Initial Lien.

        See "—Certain Definitions" below for the definitions of capitalized terms used herein.

  Limitation on Sale/Leaseback Transactions

        The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any Principal Property unless:

  (1)
  the Company or such Restricted Subsidiary would be entitled to incur Indebtedness secured by a mortgage on the property to be leased in an amount equal to Attributable Liens with respect to such Sale/Leaseback Transactions without equally and ratably securing the notes of such series pursuant to the first paragraph of "—Limitation on Liens" above;

  (2)
  the net proceeds of the sale of the Principal Property to be leased are applied within 365 days of the effective date of the Sale/Leaseback Transaction to the purchase, construction, development or acquisition of another Principal Property or to the repayment of any series of notes or Indebtedness of the Company that ranks equally with the notes or any Indebtedness of one or more Restricted Subsidiaries; provided that in lieu of applying such amount to such retirement, we may deliver notes to the Trustee for cancellation, such notes to be credited at the cost thereof to us;

  (3)
  such transaction was entered into prior to the Issue Date;

  (4)
  such transaction involves a lease for not more than three years (or which may be terminated by the Company or a Restricted Subsidiary within a period of not more than three years); or

  (5)
  such Sale/Leaseback Transaction with respect to any Principal Property was between only the Company and a Subsidiary of the Company or only between Subsidiaries of the Company.

        Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may enter into Sale/Leaseback Transactions, without complying with the requirements of the preceding paragraph, if, after giving effect thereto, the Aggregate Debt does not exceed the greater of (i) 25% of Consolidated Net

Worth calculated as of the closing date of the Sale/Leaseback Transaction and (ii) 25% of Consolidated Net Worth calculated as of the Issue Date.

        See "—Certain Definitions" below for the definitions of capitalized terms used herein.

  Consolidation, Merger and Sale of Assets

        The Indenture provides that we will not consolidate with or merge with or into, or convey, transfer or lease in one transaction or a series of related transactions, directly or indirectly, all or substantially all of our properties and assets to, another Person, unless (i) the resulting, surviving or transferee Person, if not the Company, is a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing under the Indenture; (iii) the resulting, surviving or transferee Person, if not the Company, expressly assumes by supplemental indenture in a form satisfactory to the Trustee all of our obligations under the Exchange Notes and the Indenture; and (iv) the Company or the successor Person have delivered to the Trustee the certificates and opinions of counsel required under the Indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee Person shall succeed to, and may exercise every right and power of, the Company under the Indenture.

        Compliance with the covenants and any additional covenants with respect to the Exchange Notes may not be waived by the Trustee in most instances unless the holders of at least a majority in principal amount of all outstanding notes consent to such waiver.

        See "—Certain Definitions" below for the definitions of capitalized terms used herein.

Events of Default

        An "Event of Default" with respect to a series of notes is defined in the Indenture as:

  (1)
  default in any payment of interest on any note of such series when due and payable and the default continues for a period of 30 days;

  (2)
  default in the payment of principal of any note of such series when due and payable at its stated maturity, upon acceleration or otherwise;

  (3)
  failure by us to comply with our obligations under "—Certain Covenants—Consolidation, Merger and Sale of Assets;"

  (4)
  failure by us for 60 days after written notice from the Trustee or from the holders of at least 25% in principal amount of the notes of such series then outstanding has been received to comply with any of our other agreements contained in the notes or Indenture; or

  (5)
  certain events of bankruptcy, insolvency or reorganization of the Company or any of our significant subsidiaries as defined in Rule 1-02 of Regulation S-X promulgated by the SEC as in effect on the original date of issuance of the notes of such series (the "bankruptcy provisions").

        An Event of Default under one series of notes does not necessarily constitute an Event of Default under any other series of notes. If an Event of Default (other than an Event of Default arising out of the bankruptcy provisions) occurs and is continuing with respect to a series of notes, the Trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes of such series by written notice to us and the Trustee may declare 100% of the principal of and accrued and unpaid interest on all such notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. Upon an Event of Default arising out of the bankruptcy provisions, however, the aggregate principal amount and accrued and unpaid interest will be due and payable immediately without any declaration or other act on the part of the Trustee or any holders. Upon a declaration by the Trustee or the holders, we will be obligated to pay the principal amount plus accrued and unpaid interest of each affected series of notes so declared due and payable.

        The holders of a majority in aggregate principal amount of the outstanding notes of a series may waive an existing default (except with respect to nonpayment of principal or interest or certain other matters) and may rescind any acceleration with respect to such notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default on such series, other than the nonpayment of the principal of and interest on such notes that have become due solely by such declaration of acceleration, have been cured or waived.

        If an Event of Default occurs and is continuing with respect to a series of notes, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes of such series unless such holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no such holder may pursue any remedy with respect to the Indenture or such notes unless:

  (1)
  such holder has previously given the Trustee notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in aggregate principal amount of the outstanding notes of such series have requested the Trustee in writing to pursue the remedy;

  (3)
  such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

  (4)
  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  (5)
  the holders of a majority in aggregate principal amount of the outstanding notes of such series have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes of a series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that, in the event an Event of Default has occurred and is continuing with respect to the notes of a series, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of the notes of that series or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.

        The Indenture provides that if a default occurs and is continuing with respect to a series of notes and is actually known to a responsible officer of the Trustee, the Trustee must send to each holder of notes of such series notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on any note, the Trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the holders of the notes of such series. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event that would constitute a default; provided, however, that failure to provide such written notice will not in and of itself result in a default under the Indenture.

Modification and Amendment

        Subject to certain exceptions, the Indenture or the notes may be amended with the consent of the holders of at least a majority in principal amount of outstanding notes of any series and affected by such modification or amendment (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such notes). Without the consent of each holder of an outstanding note affected, however, no amendment may, among other things:

  (1)
  make any change to the percentage of principal amount of the notes the holders of which must consent to an amendment;

  (2)
  reduce the principal amount of, premium, or interest on, or extend the stated maturity or interest payment periods, of the notes (including the impairment of the right of any holder of any notes to receive payment of principal of and interest on such holder's notes);

  (3)
  make any note payable in money or securities other than as stated in the note;

  (4)
  make any change that adversely affects such holder's right to require us to purchase a note, if any;

  (5)
  impair the right to institute suit for the enforcement of any payment with respect to the notes;

  (6)
  change the provisions applicable to the redemption of the notes;

  (7)
  contractually subordinate the notes;

  (8)
  except as otherwise provided under the Indenture, release any security or guarantee that may have been granted with respect to the notes; or

  (9)
  waive a default in payment of principal of, premium, if any, or interest on the notes of a series or modify any provisions of the Indenture relating to modification or amendment thereof.

        Without the consent of any holder, we and the Trustee may amend the Indenture:

  (1)
  to evidence the succession of another Person pursuant to the provisions of the Indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of the covenants, agreements and obligations in the Indenture and in the notes;

  (2)
  to surrender any right or power conferred upon us by the Indenture, to add to our covenants such further covenants, restrictions, conditions or provisions for the protection of the holders of the notes as our board of directors will consider to be for the protection of the holders of the notes, and to make the occurrence, or the occurrence and continuance, of a default in respect of any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default under the Indenture (provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the Trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of any series of the notes to waive such default);

  (3)
  to cure any ambiguity or correct or supplement any provision contained in the Indenture, in any supplemental indenture or in any note that may be defective or inconsistent with any other provision contained therein;

  (4)
  to conform any provision in the Indenture to this "Description of the Exchange Notes;"

  (5)
  to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under the Indenture as will not adversely affect in any material respect the interests of any holders of any series of the notes;

  (6)
  to modify or amend the Indenture in such a manner as to permit the qualification of the Indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

  (7)
  to add guarantees with respect to the notes or to secure the notes;

  (8)
  to add to, change or eliminate any of the provisions of the Indenture with respect to the notes, so long as any such addition, change or elimination not otherwise permitted under the Indenture will (a) neither apply to any note created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such note with respect to such provision or (b) become effective only when there is no such note outstanding;

  (9)
  to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the notes and to add to or change any of the provisions of the Indenture as will be necessary to provide for or facilitate the administration of the Indenture by more than one trustee; or

  (10)
  to make any change that does not adversely affect the rights of any holder in any material respect.

        The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. The failure to give such notice to all the holders, or any defect in the notice, however, will not impair or affect the validity of the amendment.

Satisfaction and Discharge of the Indenture

        The Indenture will generally cease to be of any further effect with respect to a series of the notes if (a) we have delivered to the Trustee for cancellation all notes of such series (with certain limited exceptions) or (b) all notes of such series not theretofore delivered to the Trustee for cancellation will have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have deposited with the Trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such notes (and if, in either case, we will also pay or cause to be paid all other sums payable under the Indenture by us).

Defeasance

        We may terminate at any time all our obligations with respect to the notes and the Indenture (legal defeasance), except for certain obligations, including, among others, those in respect of the defeasance trust and obligations to register the transfer or exchange of the notes of such series, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes of such series. We may also terminate at any time our obligations with respect to the notes under the covenants described under "—Certain Covenants," and the operation of certain Events of Default (covenant defeasance). We may exercise the legal defeasance option notwithstanding our prior exercise of the covenant defeasance option.

        If we exercise our legal defeasance option with respect to the notes of any series, payment of the notes of such series may not be accelerated because of an Event of Default with respect thereto. If we exercise the covenant defeasance option with respect to the notes of any series, payment of the notes of such series may not be accelerated because of an Event of Default specified in clause (3) or clause (4) under "—Events of Default" (with respect to the covenants described under "—Certain Covenants").

        The legal defeasance option or the covenant defeasance option with respect to the notes of any series may be exercised only if:

  (1)
  we irrevocably deposit in trust with the Trustee cash or U.S. Government obligations or a combination thereof for the payment of principal of and interest on the notes of such series to maturity;

  (2)
  such defeasance or covenant defeasance does not constitute a default under the Indenture or any other material agreement or instrument binding us;

  (3)
  in the case of the legal defeasance option, we deliver to the Trustee an opinion of counsel in the United States stating that:

  (a)
  we have received from the U.S. Internal Revenue Service (the "IRS") a letter ruling, or there has been published by the IRS a Revenue Ruling, or

  (b)
  since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

  (4)
  in the case of the covenant defeasance option, we deliver to the Trustee an opinion of counsel in the United States to the effect that the holders of the notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

  (5)
  we deliver to the Trustee an opinion of counsel to the effect that, after the 91st day after the date of deposit, all money and U.S. Government obligations (or other property as may be provided pursuant to the terms of the Indenture) (including the proceeds thereof) deposited or caused to be deposited with the Trustee to be held in trust will not be subject to any case or proceeding (whether voluntary or involuntary) in respect of the Company under any U.S. federal or state bankruptcy, insolvency, reorganization or other similar law, or any decree or order for relief in respect of the Company issued in connection therewith; and

  (6)
  we deliver to the Trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the notes of such series have been complied with as required by the Indenture.

        If we defease our obligations under the Indenture, we will be released from its obligations in the provisions described under "—Certain Covenants."

Reports

        So long as any notes are outstanding, we will (i) file with the SEC within the time periods prescribed by its rules and regulations as applicable to us and (ii) furnish to the Trustee and the holders of the notes within 30 days after the date on which we would be required to file the same with the SEC pursuant to its rules and regulations (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), copies of our annual report and certain information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act; provided that, with respect to current reports that would be required to be filed with the SEC on Form 8-K, only such reports that would be required to be filed pursuant to Items 1.01 (Entry into a Material Definitive Agreement), 1.02 (Termination of a Material Definitive Agreement), 1.03 (Bankruptcy or Receivership), 2.01 (Completion of Acquisition or Disposition of Assets), 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant), 2.04 (Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement), 2.06 (Material Impairments), 4.01 (Changes in Registrant's Certifying Accountant), 4.02 (Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review), 5.01 (Changes in Control of Registrant), 5.02(b) (Removal of Management) or 5.02(c) (Appointment of Management) shall be provided to the Trustee and the holders of the notes; provided, however, that no such report shall be required to be furnished if we determine in our good faith judgment that the event to be disclosed in such report is not material to the holders of the notes or the business, assets, operations, financial position or prospects of us or our Restricted Subsidiaries taken as a whole. We shall not be required to file any report or other information with the SEC if the SEC does not require such filing or information, although such reports may be required to be furnished to the Trustee. Documents filed by us with the SEC via the EDGAR system will be deemed to have been furnished to the Trustee and the holders of the notes as of the time such documents are filed via EDGAR; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR.

Global Notes; Book-Entry Form

        Except as set forth below, notes will be issued in registered, global form, without interest coupons (the "Global Notes"). The Global Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes will be issued at the closing of this offering only against payment in immediately available funds.

        The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC and registered in the name of DTC's nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below.

        Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to DTC, to a nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in registered, certificated form (the "Certificated Notes") except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

        Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

        The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes. We take no responsibility for these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.

        DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers

(including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded in the accounts of the Participants and Indirect Participants.

        DTC has also advised us that, pursuant to procedures established by it:

  (1)
  upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

  (2)
  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

        Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or "holders" thereof under the Indenture for any purpose.

        Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, none of the Company, the Trustee or any agent of ours or of the Trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to, or payments made on account of, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised us that its current practice, at the due date of any payment in respect of securities such as the notes, is to credit the accounts of the Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the notes as shown on the records of the accounts of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between Participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for Certificated Notes and to distribute such notes to its Participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures and may discontinue such procedures at any time. None of the Company, the Trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note of any series is exchangeable for Certificated Notes of such series in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof only if:

  (1)
  DTC notifies us that it is unwilling or unable to continue as depositary for such Global Notes or that it has ceased to be a clearing agency registered under the Exchange Act, and in either case, we fail to appoint a successor depositary within 90 days after the date of such notice from DTC;

  (2)
  we, at our option and subject to the procedures of DTC, notify the Trustee in writing that we elect to cause the issuance of Certificated Notes for such series; or

  (3)
  an Event of Default has occurred and is continuing with respect to the notes of the applicable series.

        In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same-Day Settlement and Payment

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities' settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date with DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date with DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

Information Concerning the Trustee

        We have appointed U.S. Bank National Association as the Trustee under the Indenture and as paying agent, registrar and transfer agent. The Trustee or its affiliates may provide banking and other services to us in the ordinary course of their business.

Governing Law

        The Exchange Notes and the Indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

        "Aggregate Debt" means the sum of the following as of the date of determination: (1) the aggregate principal amount of our and our Restricted Subsidiaries' Indebtedness incurred after the Issue Date and secured by Liens not permitted by the first paragraph under "—Certain Covenants—Limitation on Liens" above and (2) our and our Restricted Subsidiaries' Attributable Liens in respect of Sale/Leaseback Transactions entered into after the Issue Date pursuant to the second paragraph of "—Certain Covenants—Limitation on Sale/Leaseback Transactions" above.

        "Attributable Liens" means in connection with a Sale/Leaseback Transaction the lesser of: (1) the fair market value of the assets subject to such transaction, as determined in good faith by our board of directors; and (2) the present value (discounted at a rate of 7.5% per annum compounded monthly) of the obligations of the lessee for rental payments during the term of the related lease.

        "Capital Lease" means any Indebtedness represented by a lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with GAAP.

        "Capital Stock" of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

        "Consolidated Net Worth" means, as of any date of determination, the Stockholder's Equity of us and our Restricted Subsidiaries on that date.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board (United States) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

        "Hedging Obligations" means:

  (1)
  interest rate swap agreements and other agreements designed to hedge or reduce the risk of interest rate fluctuations; and

  (2)
  agreements or arrangements designed to hedge or reduce the risk of fluctuations in currency exchange rates or commodity prices,

in each case, not entered into for speculative purposes.

        "Indebtedness" means, with respect to any Person on any date of determination: the principal in respect of (A) indebtedness of such Person for money borrowed, including, without limitation, indebtedness for money borrowed evidenced by notes, debentures, bonds or other similar instruments or letters of credit (or reimbursement agreements with respect thereto) or representing any balance deferred and unpaid portion of the purchase price of any Principal Property (including pursuant to Capital Leases) and (B) all guarantees in respect of such indebtedness of another Person (it being understood, however, that indebtedness for money borrowed shall in no event include any amounts payable or other liabilities to trade creditors (including undrawn letters of credit) arising in the ordinary course of business). For the avoidance of doubt, Hedging Obligations are not Indebtedness.

        "Issue Date" means August 14, 2020.

        "Lien" means any mortgage or deed of trust, charge, pledge, lien, privilege, security interest, assignment, easement, hypothecation, claim, preference, priority or other similar encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest); provided, however, that in no event shall an operating lease be deemed to constitute a Lien.

        "Permitted Liens" means, with respect to any Person:

  (1)
  Liens on any assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 12 months after completion of such refurbishment, improvement or construction;

  (2)
  Liens existing on the Issue Date;

  (3)
  Liens granted after the Issue Date in favor of the note holders of such series;

  (4)
  Liens on assets (including shares of Capital Stock) of another Person at the time such other Person becomes a Subsidiary of such Person (other than a Lien incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person becomes such a Subsidiary); provided, however, that the Liens may not extend to any other categories of assets owned by such Person or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto);

  (5)
  (a) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of any Principal Property, including Capital Lease transactions in connection with any such acquisition, and (b) Liens existing on any Principal Property at the time of acquisition thereof or at the time of acquisition by us of any Person then owning such property whether or not such existing Liens were given to secure the payment of the purchase price of the property to which they attach; provided that with respect to clause (a), the Liens shall be given within 12 months after such acquisition and shall attach solely to the Principal Property acquired or purchased and any improvements then or thereafter placed thereon and any proceeds thereof;

  (6)
  pre-existing Liens on assets acquired after the Issue Date;

  (7)
  Liens in favor of us or one of our Restricted Subsidiaries;

  (8)
  Liens on any Principal Property in favor of the United States or any State thereof or any political subdivision thereof to secure progress or other payments or to secure Indebtedness incurred for the purpose of financing the cost of acquiring, constructing or improving such Principal Property;

  (9)
  Liens incurred in connection with an acquisition of assets or a project financed on a non-recourse basis;

  (10)
  Liens incurred to secure cash management services in the ordinary course of business or on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

  (11)
  Liens created to secure the notes and Liens in favor of the Trustee granted in accordance with the Indenture;

  (12)
  Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

  (13)
  purported Liens evidenced by the filing of precautionary UCC financing statements; and

  (14)
  any extensions, renewals or replacements of any Lien referred to in clauses (1) through (13) without increase of the principal of the Indebtedness secured by such Lien (except to the extent of any fees, premiums or other costs associated with any such extension, renewal or replacement); provided, however, that any Liens permitted by any of clauses (1) through (13) shall not extend to or cover any property of the Company or any of its Restricted Subsidiaries, as the case may be, other than the property specified in such clauses and improvements to such property.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Principal Property" means our principal offices in San Diego, California, and each manufacturing and research and development facility (including associated office facilities) located within the territorial limits of the States of the United States of America owned by us or any of our Restricted Subsidiaries, except such as our board of directors by resolution determines in good faith (taking into account, among other things, the importance of such property to the business, financial condition and earnings of us and our Restricted Subsidiaries taken as a whole) not to be of material importance to the business of us and our Restricted Subsidiaries, taken as a whole.

        "Restricted Subsidiary" means any Subsidiary other than:

  (1)
  any Subsidiary primarily engaged in financing receivables or in the finance business; or

  (2)
  any Subsidiary that is not a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X.

        "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted

Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

        "Stockholders' Equity" means, as of any date of determination, stockholders' equity as reflected on our most recent consolidated balance sheet prepared in accordance with GAAP.

        "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

  (1)
  such Person;

  (2)
  such Person and one or more Subsidiaries of such Person; or

  (3)
  one or more Subsidiaries of such Person.

        "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustee thereof.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a discussion of material U.S. federal income tax consequences applicable to a holder of the Restricted Notes relating to the exchange of the Restricted Notes for the Exchange Notes.

        This summary does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are a person subject to special tax treatment under the U.S. federal income tax laws, including, without limitation:

  •
  a dealer in securities or currencies;

  •
  a financial institution;

  •
  a regulated investment company;

  •
  a real estate investment trust;

  •
  a tax-exempt organization;

  •
  an insurance company;

  •
  a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle for U.S. federal income tax purposes;

  •
  a trader in securities that has elected the mark-to-market method of tax accounting for securities;

  •
  a person liable for alternative minimum tax;

  •
  a taxpayer who is required to recognize income for U.S. federal income tax purposes no later than when such income is taken into account in applicable financial statements;

  •
  a partnership or other pass-through entity for U.S. federal income tax purposes (or an investor therein);

  •
  a U.S. holder whose functional currency is not the U.S. dollar;

  •
  a controlled foreign corporation;

  •
  a passive foreign investment company; or

  •
  a U.S. expatriate.

        This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations, administrative rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those summarized below. This summary does not represent a detailed description of the U.S. federal income tax consequences to you in light of your particular circumstances and does not address the Medicare tax on net investment income, U.S. federal gift tax or the effects of any state, local or non-U.S. tax laws. In addition, this summary is limited to holders who hold the Restricted Notes and Exchange Notes as "capital assets" within the meaning of section 1221 of the Code. It is not intended to be, and should not be construed to be, legal or tax advice to any holders who hold the Restricted Notes or Exchange Notes.

        The exchange of a Restricted Note for an Exchange Note pursuant to the Exchange Offer will not constitute a taxable exchange for U.S. federal income tax purposes and, accordingly, the Exchange Note received will be treated as a continuation of the Restricted Note in the hands of such holder. As a result, there will be no U.S. federal income tax consequences to a holder who exchanges a Restricted Note for an Exchange Note pursuant to the Exchange Offer, and any such holder will have the same adjusted tax basis and holding period in the Exchange Note as it had in the Restricted Note immediately before the exchange. A holder who does not exchange its Restricted Note for an Exchange Note pursuant to the Exchange Offer will not recognize any gain or loss, for U.S. federal income tax purposes, upon consummation of the Exchange Offer.

        Please consult your own tax advisor regarding the U.S. federal, state, local, and non-U.S. and other tax considerations of the acquisition, ownership, and disposition of the Exchange Notes. Additionally, please consult your own tax advisor concerning the exchange of a Restricted Note for an Exchange Note pursuant to the Exchange Offer in light of your particular circumstances.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Restricted Notes where such Restricted Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

        The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker- dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 90 days after the Expiration Date, the Company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents. The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        Certain legal matters with respect to the validity of the Exchange Notes to be offered by QUALCOMM Incorporated will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York.

 EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended September 27, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

QUALCOMM Incorporated

Offer to Exchange up to $961,427,000 1.300% Notes due 2028 for a like principal amount of 1.300% Notes due 2028 that have been registered under the Securities Act; and

Offer to Exchange up to $1,245,206,000 1.650% Notes due 2032 for a like principal amount of 1.650% Notes due 2032 that have been registered under the Securities Act.

PRELIMINARY PROSPECTUS

                        , 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred.

        Article Eleven of our Amended and Restated Bylaws (the "Bylaws") provides that:

  (1)
  we shall indemnify our directors and officers to the fullest extent not prohibited by the DGCL; provided that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors of the corporation or (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL;

  (2)
  we may, to the extent authorized from time to time by our board of directors, indemnify our other employees and agents to the extent that we indemnify our officers and directors;

  (3)
  the right to indemnification in Article Eleven includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition; and

  (4)
  the rights conferred in Article Eleven are not exclusive of any other right any person may have or acquire under any statute, provision of the Amended and Restated Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors of the Company or otherwise.

        Section 145 of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify such person against such liability. Article Eleven of our Bylaws authorizes us to purchase insurance on behalf of any person required or permitted to be indemnified pursuant to our Bylaws. We have obtained officers' and directors' liability insurance for the members of our board of directors and executive officers for certain losses arising from claims or charges made against them while acting in their capacities as directors and officers of the Company.

        In addition, Section 102(b)(7) of the DGCL provides that the certificate of incorporation of a corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. Article Eleven of Bylaws includes a provision defining good faith for the purposes of any determination of indemnification.

        We have also entered into indemnification agreements with certain officers of the Company, indemnifying each such person against expenses arising out of any claims made against such person by reason of his or her being an agent of the Company. Among other exclusions, we shall not indemnify any person with respect to certain claims involving a lack of good faith, unlawful conduct, unauthorized settlements or certain claims initiated by the indemnitee.

        Any Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement may provide for indemnification to the registrant's directors and officers by the underwriters against certain liabilities.

Item 21.    Exhibits.

Exhibit No.		Description of Document
3.1		Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to QUALCOMM Incorporated's Current Report on Form 8-K filed with the SEC on April 20, 2018).

3.2		Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 to QUALCOMM Incorporated's Current Report on Form 8-K filed with the SEC on July 17, 2018).

4.1		Indenture, dated May 20, 2015, between QUALCOMM Incorporated and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to QUALCOMM Incorporated's Current Report on Form 8-K filed with the SEC on May 21, 2015).

4.2	*	Form of Officers' Certificate for the 2028 Exchange Notes and the 2032 Exchange Notes.

4.3	*	Form of 2028 Exchange Notes.

4.4	*	Form of 2032 Exchange Notes.

4.5		Registration Rights Agreement, dated as of August 14, 2020, by and among QUALCOMM Incorporated, as issuer, and Goldman Sachs & Co. LLC, Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Blaylock Van, LLC and Loop Capital Markets LLC, as dealer managers (incorporated herein by reference to Exhibit 4.7 to QUALCOMM Incorporated's Current Report on Form 8-K filed with the SEC on August 18, 2020).

5.1	*	Opinion of Cravath, Swaine & Moore LLP.

23.1	*	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).

23.2	*	Consent of PricewaterhouseCoopers LLP.

24.1	*	Power of Attorney.

25.1	*	Statement of Eligibility of Trustee under the Indenture.

*
Filed herewith.

Item 22.    Undertakings.

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (6)
  That, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (7)
  That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the undersigned registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (8)
  That every prospectus (i) that is filed pursuant to paragraph (7) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (9)
  To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means; this includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (10)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (11)
  To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it becomes effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on November 5, 2020.

QUALCOMM INCORPORATED
By:	/s/ Steve Mollenkopf
	Name:	Steve Mollenkopf
	Title:	Chief Executive Officer

 SIGNATURES AND POWER OF ATTORNEY

        The officers and directors of Qualcomm Incorporated whose signatures appear below hereby constitute and appoint Steve Mollenkopf and Akash Palkhiwala, or either of them, to act severally as attorneys-in-fact and agents, with power of substitution and resubstitution, for each of them in any and all capacities, to sign any amendments, including post-effective amendments, of and supplements to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that such attorneys-in-fact, or substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Steve Mollenkopf Steve Mollenkopf	Chief Executive Officer and Director (Principal Executive Officer)	November 5, 2020
/s/ Akash Palkhiwala Akash Palkhiwala	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 5, 2020
/s/ Erin Polek Erin Polek	Senior Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	November 5, 2020
/s/ Mark Fields Mark Fields	Director	November 5, 2020
/s/ Jeffrey W. Henderson Jeffrey W. Henderson	Director	November 5, 2020
/s/ Ann M. Livermore Ann M. Livermore	Director	November 5, 2020
/s/ Harish Manwani Harish Manwani	Director	November 5, 2020
/s/ Mark D. McLaughlin Mark D. McLaughlin	Chair of the Board	November 5, 2020
/s/ Jamie S. Miller Jamie S. Miller	Director	November 5, 2020

Signature	Title	Date

/s/ Clark T. Randt, Jr. Clark T. Randt, Jr.	Director	November 5, 2020
/s/ Irene B. Rosenfeld Irene B. Rosenfeld	Director	November 5, 2020
/s/ Neil Smit Neil Smit	Director	November 5, 2020
/s/ Jean-Pascal Tricoire Jean-Pascal Tricoire	Director	November 5, 2020
/s/ Anthony J. Vinciquerra Anthony J. Vinciquerra	Director	November 5, 2020